UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On September 23, 2002 the Registrant issued the following press release:

FOR IMMEDIATE RELEASE:
For further information, please contact:	Investor Contact:
Nancy Udell, V.P., Publicity	Tom Severson,
(561) 682-4419	S.V.P. & Chief Financial Officer
Sharyn Traub, Publicity Supervisor	(561) 659-4122
(212) 603-8492

PAXSON RECEIVES RULING DENYING CLAIMS BROUGHT IN ARBITRATION AGAINST NBC

     (West Palm Beach, FL, September 23, 2002) – Paxson Communications Corporation (AMEX:PAX) today announced that it had received notice that the arbitrator, retired federal judge, the Hon. Charles Renfrew has denied Paxson’s claims under the binding arbitration proceeding commenced by Paxson against NBC, a wholly owned subsidiary of the General Electric Company (NYSE:GE), in December 2001. Paxson initiated the arbitration in response to NBC’s acquisition of the Telemundo station group earlier this year. NBC made no claims against Paxson in the arbitration.

     Chairman Lowell “Bud” Paxson said, “We’re disappointed in the outcome of the arbitration which finds that our relationship with NBC will remain status quo. We have engaged the banking firm of Bear Stearns to review our company and advise Paxson in developing the best course of action to realize the company’s inherent value for our shareholders.” Finally, Mr. Paxson commented that, “Under present FCC regulations and the terms of the current investment agreements, NBC cannot move forward with its acquisition of control of our company.”

     Jeff Sagansky, Paxson President and CEO said, “Notwithstanding the outcome of this arbitration, we are reviewing Judge Renfrew’s ruling and its impact on our relationship with NBC going forward. It is in the best interests of Paxson and NBC to review and grow the relationship of our two companies. Upon the completion of our liquidity plan and with no maturing securities until 2006, we will be in a position of strength with potential buyers or strategic partners should the company determine it is in all the parties best interests to take NBC out of their investment in 2004 when the company is permitted under the investment agreements.”

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About Paxson Communications Corporation

     Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and PAX TV, family television. PAX TV reaches 87% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. PAX TV’s new fall 2002 primetime lineup includes original series premieres of “Body & Soul,” starring Peter Strauss and Larissa Laskin, “Just Cause” starring Richard Thomas and Lisa Lackey, and “Sue Thomas: F.B.Eye,” starring Deanne Bray in a new series by the producers of “Doc.” Returning original PAX series include “It’s A Miracle,” “Candid Camera” and “Doc,” starring recording artist Billy Ray Cyrus. For more information, visit PAX TV’s website at www.pax.tv.

This press release contains “forward-looking statements,” within the meaning of federal securities laws, that involve risks and uncertainties. All statements herein, other than those consisting solely of historical facts, that address activities, events or developments that the Company expects or anticipates will or may occur in the future including such things as business strategy, measures to implement strategy, competitive strengths, goals, success and other events may be on forward-looking statements. Statements herein are based on certain assumptions and analysis made by the Company in light of its experience and its perception of historical trends, current conditions and potential future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results, events and developments will conform with the Company’s expectations is subject to a number of risks and uncertainties and important factors that could cause actual results, events and developments to differ materially from those referenced in, contemplated by or underlying any forward-looking statements herein, including, among others, the continued development and viability of the Company’s television operations, the Company’s ability to manage its growth, the Company’s high level of indebtedness, restrictions imposed on the Company by the terms of its indebtedness and preferred stock, the impact of government regulations, industry and economic conditions, competition, changes in operating expenses, industry and economic conditions and other factors, many of which are beyond the control of the Company. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson

Thomas E. Severson Senior Vice President Chief Financial Officer and Treasurer
Date: September 24, 2002

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